Exhibit 8.1

The Company’s consolidated subsidiaries as of December 31, 2011, are listed below:

Ship-owning Companies with Vessels in Operation at December 31, 2011		Country of Incorporation	Vessel

1.	Malvina Shipping Company Limited	Malta	Coronado
2.	Selma Shipping Company Limited	Malta	La Jolla
3.	Samsara Shipping Company Limited	Malta	Ocean Crystal
4.	Farat Shipping Company Limited	Malta	Toro
5.	Borsari Shipping Company Limited	Malta	Catalina
6.	Onil Shipping Company Limited	Malta	Padre
7.	Fabiana Navigation Company Limited	Malta	Alameda
8.	Karmen Shipping Company Limited	Malta	Sonoma
9.	Thelma Shipping Company Limited	Malta	Manasota
10.	Celine Shipping Company Limited	Malta	Mendocino
11.	Tempo Marine Co.	Marshall Islands	Maganari
12.	Star Record Owning Company Limited	Marshall Islands	Ligari
13.	Argo Owning Company Limited	Marshall Islands	Redondo
14.	Rea Owning Company Limited	Marshall Islands	Ecola
15.	Gaia Owning Company Limited	Marshall Islands	Samsara
16.	Kronos Owning Company Limited	Marshall Islands	Primera
17.	Trojan Maritime Co.	Marshall Islands	Brisbane
18.	Dione Owning Company Limited	Marshall Islands	Marbella
19.	Phoebe Owning Company Limited	Marshall Islands	Majorca
20.	Uranus Owning Company Limited	Marshall Islands	Levanto
21.	Selene Owning Company Limited	Marshall Islands	Bargara
22.	Tethys Owning Company Limited	Marshall Islands	Capitola
23.	Ioli Owning Company Limited	Marshall Islands	Byron (ex Paros I)
24.	Iason Owning Company Limited	Marshall Islands	Oregon
25.	Orpheus Owning Company Limited	Marshall Islands	Avoca
26.	Team up Owning Company Limited	Marshall Islands	Saldanha
27.	Iokasti Owning Company Limited	Marshall Islands	Galveston
28.	Boone Star Owners Inc.	Marshall Islands	Samatan
29.	Norwalk Star Owners Inc.	Marshall Islands	Capri
30.	Ionian Traders Inc.	Marshall Islands	Positano
31.	NT LLC Investors Ltd.	Marshall Islands	Conquistador

Ship-owning Companies with Vessels in Operation at December 31, 2011		Country of Incorporation	Vessel

32.	Dalian Star Owners Inc.	Marshall Islands	Mystic
33.	Aegean Traders Inc.	Marshall Islands	Sorrento
34.	Cretan Traders Inc.	Marshall Islands	Flecha
35.	Roscoe Marine Ltd.	Marshall Islands	Rapallo
36.	Ialysos Owning Company Limited	Marshall Islands	Amalfi
37.	Pergamos Owning Company Limited	Marshall Islands	Woolloomooloo
38.	Amathus Owning Company Limited	Marshall Islands	Raraka
39.	Olympian Zeus Owners Inc.	Marshall Islands	Saga
40.	Olympian Apollo Owners Inc.	Marshall Islands	Vilamoura
41.	Olympian Hera Owners Inc.	Marshall Islands	Daytona
42.	Olympian Poseidon Owners Inc.	Marshall Islands	Belmar
43.	Olympian Demeter Owners Inc.	Marshall Islands	Calida
44.	Oceanenergy Owners Limited	Marshall Islands	Helena
45.	Oceantrade Owners Limited	Marshall Islands	Topeka
46.	Oceanprime Owners Limited	Marshall Islands	Montecristo
47.	Oceanwave Owners Limited	Marshall Islands	Partagas
48.	Oceanrunner Owners Limited	Marshall Islands	Robusto
49.	Oceanfire Owners Inc.	Marshall Islands	Cohiba

Ship-buying Companies of Vessels under Construction		Country of Incorporation	Vessel
50.	Olympian Athena Owners Inc.	Marshall Islands	Hull 1885 (Alicante)
51.	Olympian Dionysus Owners Inc.	Marshall Islands	Hull 1886 (Mareta)
52.	Olympian Artemis Owners Inc.	Marshall Islands	Hull 1888 (Petalidi)
53.	Olympian Ares Owners Inc.	Marshall Islands	Hull 1889 (Lipari)
54.	Olympian Aphrodite Owners Inc.	Marshall Islands	Hull 1890 (Bordeira)
55.	Olympian Hephaestus Owners Inc.	Marshall Islands	Hull 1848 (Esperona)
56.	Olympian Hermes Owners Inc.	Marshall Islands	Hull 1949 (Blanca)
57.	Symi Owners Inc.	Marshall Islands	Hull 1241
58.	Kalymnos Owners Inc.	Marshall Islands	Hull 1242
59.	Echo Owning Company Limited	Marshall Islands	Hull 1259
60.	Caerus Owning Company Limited	Marshall Islands	Hull 1260
61.	Litae Owning Company Limited	Marshall Islands	Hull 1261
62.	Tyche Owning Company Limited	Marshall Islands	Hull 1262
63.	Oceanview Owners Limited	Liberia	Hull 1227

64.	Oceansurf Owners Limited	Liberia	Hull 1228
65.	Oceancentury Owners Limited	Liberia	Hull 1229
66.	Amazon Owning Company Limited	Marshall Islands	Hull 1239
67.	Pacifai Owning Company Limited	Marshall Islands	Hull 1240

Ship-owning Companies with Vessels Lost, Sold or Canceled		Country of Incorporation	Vessel

68.	Monteagle Shipping SA	Marshall Islands	Oliva
69.	Iktinos Owning Company Limited	Marshall Islands	Hull SS058
70.	Kallikrates Owning Company Limited	Marshall Islands	Hull SS059
71.	Faedon Shareholders Limited	Marshall Islands	Hull 2089
72.	Lansat Shipping Company Limited	Malta	Paragon
73.	Thassos Traders Inc	Marshall Islands	Sidari
74.	Milos Traders Inc.	Marshall Islands	Petani
75.	Sifnos Traders Inc.	Marshall Islands	Hull 1568A
76.	Tinos Traders Inc .	Marshall Islands	Hull 1569A
77.	Annapolis Shipping Company.	Malta	Lanikai
78.	Tolan Shipping Company Limited.	Malta	Tonga
79.	Felicia Navigation Company Limited.	Malta	Solana
80.	Zatac Shipping Company Limited	Malta	Waikiki
81.	Atlas Owning Company Limited	Marshall Islands	Menorca
82.	Maternal Owning Company Limited)	Marshall Islands	Lanzarote
83.	Royerton Shipping Company Limited	Malta	Netadola
84.	Lancat Shipping Company Limited	Malta	Matira
85.	Paternal Owning Company Limited	Marshall Islands	Formentera
86.	Fago Shipping Company Limited	Malta	Lanikai
87.	Hydrogen Shipping Company Limited	Malta	Mostoles
88.	Madras Shipping Company Limited	Malta	Alona
89.	Seaventure Shipping Limited	Marshall Islands	Hille Oldendorff
90.	Classical Owning Company Limited	Marshall Islands	Delray
91.	Oxygen Shipping Company Limited	Malta	Shibumi
92.	Human Owning Company Limited	Marshall Islands	Estepona
93.	Helium Shipping Company Limited	Malta	Striggla
94.	Blueberry Shipping Company Limited	Malta	Panormos
95.	Platan Shipping Company Limited	Malta	Daytona
96.	Silicon Shipping Company Limited	Malta	Flecha

97.	Callicles Challenge Inc.	Marshall Islands	Hull 1154
98.	Antiphon Challenge Inc.	Marshall Islands	Hull 1155
99.	Cratylus Challenge Inc.	Marshall Islands	Hull 1129
100.	Protagoras Challenge Inc.	Marshall Islands	Hull 1119
101.	Lycophron Challenge Inc.	Marshall Islands	Hull 1106
102.	Thrasymachus Challenge Inc.	Marshall Islands	Morgiana
103.	Hippias Challenge Inc.	Marshall Islands	Fernandina
104.	Prodicus Challenge Inc.	Marshall Islands	Pompano
105.	Gorgias Challenge Inc.	Marshall Islands	Ventura
106.	Kerkyra Traders Inc.	Marshall Islands	Maple Valley
107.	Arleta Navigation Company Limited	Malta	Xanadu
108.	Iguana Shipping Company Limited	Malta	Iguana
109.	Lotis Traders Inc.	Marshall Islands	Delray
110.	Mandarin Shareholdings Limited	Marshall Islands	Geden Hull 003
111.	Mensa Shareholdings Limited	Marshall Islands	Geden Hull 002
112.	Belulu Shareholders Limited	Marshall Islands	Hull No. 1128
113.	Oceanship Owners Limited	Marshall Islands	Trenton
114.	Oceanwealth Owners Limited	Marshall Islands	Pierre
115.	Oceanventure Owners Limited	Marshall Islands	Austin
116.	Oceanresources Owners Limited	Marshall Islands	Juneau
117.	Oceanstrength Owners Limited	Marshall Islands	Lansing
118.	Oceanprime Owners Limited	Marshall Islands	Richmond
119.	Oceanclarity Owners Limited	Marshall Islands	Pink Sands
120.	Oceanfighter Owners Inc.	Marshall Islands	Olinda
121.	Ocean Faith Owners Inc.	Marshall Islands	Tigani
122.	Ocean Blue Spirit Owners Inc.	Marshall Islands	Tamara
123.	Kifissia Star Owners Inc.	Marshall Islands	Augusta

Subsidiaries of Ocean Rig UDW Inc.		Country of Incorporation	Activity/Vessels

124.	Ocean Rig UDW Inc (formerly Primelead Shareholders Inc)	Marshall Islands	Holding Company
125.	Ocean Rig AS	Norway	Management Company
126.	Ocean Rig UK Ltd	UK	Management/Employment Company
127.	Ocean Rig Ltd	UK	Holding Limited
128.	Ocean Rig Ghana Ltd	Ghana	Operating Company

129.	Ocean Rig Canada Inc.	Canada	Employment Company
130.	Ocean Rig North Sea AS	Norway	Employment Company
131.	Ocean Rig 1 Shareholders Inc.	Marshall Islands	Holding Company
132.	Ocean Rig 2 Shareholders Inc.	Marshall Islands	Holding Company
133.	Drill Rigs Holdings Inc.	Marshall Islands	Holding Company
134.	Drillships Investment Inc.	Marshall Islands	Holding Company
135.	Drillships Holdings Inc.	Marshall Islands	Holding Company
136.	Kithira Shareholders Inc.	Marshall Islands	Holding Company
137.	Skopelos Shareholders Inc.	Marshall Islands	Holding Company
138.	Drillship Hydra Shareholders Inc.	Marshall Islands	Holding Company
139.	Drillship Paros Shareholders Inc.	Marshall Islands	Holding Company
140.	Ocean Rig Operations Inc.	Marshall Islands	Holding Company
141.	Primelead Limited	Cyprus	Holding Company
142.	Ocean Rig Black Sea Operations BV	The Netherlands	Operating Company
143.	Ocean Rig Drilling Services Cooperatief U.A	The Netherlands	Holding Company
144.	Ocean Rig Black Sea Cooperatief U.A	The Netherlands	Holding Company
145.	Ocean Rig Deep Water Drilling Ltd.	Nigeria	Operating Company
146.	Ocean Rig Drilling Operations B.V.	Netherlands	Operating Company
147.	Ocean Rig UK Ltd. Turkey Branch	Turkey	Branch Office
148.	Ocean Rig 1 Inc.	Marshall Islands	Leiv Eiriksson
149.	Ocean Rig 2 Inc.	Marshall Islands	Eirik Raude
150.	Drillship Hydra Owners Inc	Marshall Islands	Corcovado
151.	Drillship Paros Owners Inc.	Marshall Islands	Olympia
152.	Drillship Kithira Owners Inc.	Marshall Islands	Poseidon
153.	Drillship Skopelos Owners Inc.	Marshall Islands	Mykonos
154.	Algarve Finance Ltd.	Marshall Islands	Cash Manager
155.	Alley Finance Ltd.	Marshall Islands	Cash Manager
156.	Drillship Skiathos Shareholders Inc.	Marshall Islands	Operating Company
157.	Drillship Skyros Shareholders Inc.	Marshall Islands	Operating Company
158.	Drillship Kythnos Shareholders Inc.	Marshall Islands	Operating Company
159.	Drillship Skiathos Owners Inc.	Marshall Islands	Hull 1979
160.	Drillship Skyros Owners Inc.	Marshall Islands	Hull 2013
161.	Drillship Kythnos Owners Inc.	Marshall Islands	Hull 2032
162.	Ocean Rig 1 Greenland Operations Inc.	Marshall Islands	Operating Company
163.	Ocean Rig Corcovado Greenland Operations Inc.	Marshall Islands	Operating Company
164.	Ocean Rig Olympia Ghana Operations Limited	Ghana	Operating Company
165.	Ocean Rig Poseidon Operations Inc. (formerly Tanzania Operations Inc.)	Marshall Islands	Operating Company

166.	Ocean Rig Do Brasil Serviços De Petroleo Ltda.	Brazil	Operating Company
167.	Ocean Rig Falkland Operations Inc.	Marshall Islands	Operating Company
168.	Drill Rigs Operations Inc.	Marshall Islands	Operating Company
169.	Ocean Rig Olympia Brasil Operations Cooperatief UA	The Netherlands	Operating Company
170.	Ocean Rig Olympia Brasil Operations B.V.	The Netherlands	Operating Company
171.	Drillships Holdings Operations Inc.	Marshall Islands	Holding Company
172.	Drillships Investment Operations Inc.	Marshall Islands	Holding Company
173.	Ocean Rig Rio de Janeiro Serviços de Petroleo Ltda.	Brazil	Customs guarantor
174.	Ocean Rig Drilling Do Brasil Serviços de Petroleo Ltda.	Brazil	Operating Company
175.	Ocean Rig Offshore Management Ltd.	Jersey	Employment Company
176.	Ocean Rig Brasil Cooperatief UA	The Netherlands	Holding Company
177.	Ocean Rig Brasil B.V.	The Netherlands	Operating Company
178.	Ocean Rig Angola Operations Inc.	Marshall Islands	Operating Company
179.	Ocean Rig EG Operations Inc.	Marshall Islands	Operating Company

Other Companies		Country of Incorporation	Activity

180.	Wealth Management Inc.	Marshall Islands	Investment Company
181.	Pounta Traders Inc.	Marshall Islands	Investment Company
182.	Sunlight Shipholding One Inc	Marshall Islands	Cash Manager
183.	Ialysos Shareholders Limited	Marshall Islands	Cash Manager
184.	OceanFreight Inc.	Marshall Islands	Holding Company